Exhibit 23.2
                                                                    ------------

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 21, 2007 (which includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 123R) accompanying the consolidated financial statements of Magyar Bancorp, Inc. and subsidiary included in the Annual Report on Form 10-KSB for the year ended September 30, 2007 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
February 18, 2008